                                                                   EXHIBIT 10.16


                               SERVICES AGREEMENT


         THIS SERVICES AGREEMENT (the "Agreement") is entered into on this 1st day of January, 1999, by and between PRISON REALTY CORPORATION, a Maryland corporation (the "Company"), and CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation ("CMSC").

                                   WITNESSETH:

         WHEREAS, the Company is the owner of various correctional and detention facilities and related real properties which it leases to CMSC for the use of CMSC in its ordinary course of business;

         WHEREAS, the Company may from time to time construct additional correctional and detention facilities ("New Facilities"), which it may lease to CMSC, and construct additions to its existing correctional and detention facilities (collectively with the New Facilities, the "Facilities");

         WHEREAS, the Company wishes to engage the services of CMSC to facilitate the construction and development of one or more of the Facilities, and CMSC wishes to provide such services to the Company.

         NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Services; Consideration.

            (a) Services. CMSC agrees to serve as the facilitator of the construction and development of one or more of the Facilities (as designated by the Company) and in such capacity shall perform at the direction of the Company such services as are customarily rendered in the construction and development of correctional and detention facilities. CMSC shall make such capital or other expenditures and take such other actions as the Company deems necessary or desirable to carry out the performance of such services.

            (b) Consideration. In consideration for the performance of services by CMSC, the Company shall pay, and CMSC is entitled to receive, (i) a fee equal to five percent (5%) of the total capital expenditures (excluding the amount of the tenant incentive fee as described in that certain Tenant Incentive Agreement between the parties of even date herewith and the 5% fee herein referred to) incurred in connection with the construction and development of a Facility, plus (ii) an additional fee equal to $560 multiplied by the total number of new beds at the Facility for Facility preparation services provided by CMSC prior to the date on which inmates are first received at such Facility. Notwithstanding the foregoing, the Company shall not be obligated to pay the additional fee described in clause (ii) of the preceding sentence with respect to any Facility unless CMSC leases such Facility and the rent payable under such lease is determined based on the fair market value of the Facility determined in a manner consistent with the determination made with respect to the initial leases between the Company and CMSC with an applicable lease rate of 11.0%. The fees payable hereunder shall be payable in cash or by such other means as approved by CMSC.

         2. Term. This Agreement shall terminate on the fifth (5th) anniversary of the date first above written, unless extended upon the written agreement of the parties.

         3. Authorization. Each party to the Agreement hereby represents and warrants that the execution, delivery, and performance of the Agreement are within the powers of each party and have been duly authorized by the party and its shareholders; the execution and performance of this Agreement by each party have been duly authorized by all applicable laws and regulations, and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

         4. Amendment. This Agreement may be amended only with the written consent of both parties hereto.

         5. Notices. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States mail, first class postage prepaid return receipt requested, as set forth below:

            If to the Company:

            Prison Realty Corporation
            10 Burton Hills Boulevard
            Nashville, TN  37215
            Attn: Michael W. Devlin, Chief Operating Officer

            If to CMSC:

            Correctional Management Services Corporation
            10 Burton Hills Boulevard
            Nashville, TN  37215
            Attn: Darrell K. Massengale, Chief Financial Officer

         6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         7. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Agreement.

         8. Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

         9. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         10. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         11. Waivers. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.



                  [remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement dated this 1st day of January, 1999.


                                           PRISON REALTY CORPORATION, a
                                           Maryland corporation

                                           By: /s/ Doctor R. Crants
                                              ---------------------------------

                                           Its: Chief Executive Officer
                                                -------------------------------


                                           CORRECTIONAL MANAGEMENT
                                           SERVICES CORPORATION, a Tennessee
                                           corporation

                                           By: /s/ Darrell K. Massengale
                                               --------------------------------

                                           Its: Chief Financial Officer
                                                -------------------------------